Exhibit 10.7

SECOND AMENDED AND RESTATED LOAN AGREEMENT

THIS SECOND AMENDED AND RESTATED LOAN AGREEMENT (this “Agreement”) is effective July 22, 2013, among SDC HOLDINGS, LLC, an Oklahoma limited liability company (“SDC”) and APOTHECARYRx, LLC, an Oklahoma limited liability company (“ARx” and together with SDC, jointly and severally the “Borrowers” and each a “Borrower”), GRAYMARK HEALTHCARE, INC., an Oklahoma corporation (“GRMH”), STANTON M. NELSON, an individual (“Guarantor”) and ARVEST BANK, an Arkansas banking corporation (the “Bank”).

W I T N E S S E T H:

WHEREAS, the Bank, the Borrowers, GRMH, Guarantor and the other guarantors thereto previously entered into the Amended and Restated Loan Agreement dated effective December 17, 2010, as amended by the First Amendment to Loan Agreement dated January 1, 2012, the Second Amendment to Loan Agreement dated effective June 30, 2012, and the Third Amendment to Loan Agreement dated effective October 12, 2012 (the “Prior Agreement”);

WHEREAS, the Borrowers and GRMH are indebted to the Bank under the Amended and Restated Promissory Note, in the original principal amount of $15,000,000.00 dated June 30, 2010 and the Second Amended and Restated Promissory Note, in the original principal amount of $30,000,000.00, dated June 30, 2010 (together with all extensions, renewals, modifications, consolidations and increases of such notes, the “Prior Notes”); and

WHEREAS, GRMH, the Bank, the Borrowers and the Guarantor have agreed to restructure the loan evidenced by the Prior Notes and the Prior Agreement in connection with the Loan Restructuring Agreement among GRMH, the Bank, the Borrowers and the Guarantor dated of even date herewith (the “Restructuring Agreement”).

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, the funds previously advanced by the Bank under the Notes, the receipt and sufficiency of all of which are hereby acknowledged, GRMH, the Borrower, the Guarantor and the Bank agree as follows:

1. Definition of Terms. All terms defined in this Agreement will have the defined meanings when used in any of the Loan Documents (as hereinafter defined) unless the context otherwise requires. Each accounting term not defined herein, and each accounting term partly defined herein to the extent not defined, will have the meaning given to it under generally accepted accounting principles. As used in this Agreement, the following terms will have the meanings indicated:

1.1.	Accounts. All accounts, accounts receivable, contract rights, notes, drafts, acceptances and all other forms of obligations and receivables in favor of Borrower owed or owing by any party or entity to a Borrower including, but not limited to, deposits or other sums credited by or due from the Bank to a Borrower, now owned or hereafter acquired. In addition, the term “Accounts” will have the same meaning (to the extent not inconsistent with the foregoing definition) as defined in the Oklahoma Uniform Commercial Code (the “UCC”).

AMENDED AND RESTATED LOAN AGREEMENT

1.2.	Borrower Subsidiaries. The direct and indirect subsidiaries of the Borrowers as of the Closing Date, and all subsidiaries thereafter created or acquired.

1.3.	Closing Date. The date upon which the Loan Documents are signed by GRMH, the Borrowers and the Guarantor and accepted by the Bank at the Bank’s offices in Oklahoma City, Oklahoma, all in form and substance satisfactory to the Bank.

1.4.	Collateral. All of the Borrowers’ right, title and interest in and to the personal property described in the Loan Documents whether now owned or hereafter acquired including without limitation: (a) the Accounts; (b) the Equipment; (c) the Inventory; (d) General Intangibles, including all membership interests in SDC and ARx; (e) all items of tangible and intangible personal property now owned and hereafter acquired by a Borrower; (f) all insurance policies and proceeds; (g) all leases, rents and royalties; (h) all business records of Borrowers; and (i) all additions and accessions to, replacements of, substitutions for and proceeds from any of the items listed in the foregoing parts (a) through (h) inclusive.

1.5.	Collateral Assignment of Equity Interests. The Amended and Restated Collateral Assignment of Equity Interests and Security Agreement to be executed by the Bank, Borrowers and GRMH granting to the Bank a first perfected collateral assignment of the equity interests directly or indirectly owned by GRMH in (i) SDC and ARx, and (ii) any other business entity, if any, that owns or operates any currently existing sleep center or owns any assets relating to the business of operating a currently existing sleep center (excluding in any event as to any sleep center or assets thereof owned by any of the Foundation Entities) in substantially the form attached as Exhibit “A”.

1.6.	Collateral Assignment of Leases. With respect to the lease of real property by a Borrower used in the operation of its sleep lab business that is entered into after May 21, 2008, the agreement(s) to be executed by the Bank and Borrowers granting to the Bank a first perfected collateral assignment of those leases in substantially the form attached as Exhibit “B” unless waived in whole in part by the Bank, in writing.

1.7.	Debt Service Coverage Ratio. For any period, the ratio of: (A) the net income of GRMH (i) increased (to the extent deducted in determining net income) by the sum, without duplication, of (a) all interest expense of GRMH, (b) amortization, (c) depreciation, and (d) non-recurring expenses as approved by the Bank, and (ii) decreased (to the extent included in determining net income and without duplication) by the amount of minority interest share of net income and distributions to minority interests for taxes, if any, to (B) annual debt service including interest expense and current maturities of indebtedness as determined in accordance with generally accepted accounting principles. If an acquisition of a new company (or its business) occurs and GRMH incurs additional debt associated with the purchase, the net income of the new company (or its business) and GRMH’s new debt service associated with acquiring the company (or its business) may both be excluded from the Debt Service Coverage Ratio calculation for a period of six months, at GRMH’s option. Subject to the Bank’s approval, any non-recurring itemized expenses associated with an acquisition will be added back to the net income of GRMH.

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1.8.	Default. The occurrence of any of the events specified in paragraph 9 of this Agreement that are not remedied by the Borrowers or waived by the Bank as provided in paragraph 9.

1.9.	Equipment. All furniture, fixtures, machinery, tools, equipment, apparatus, utensils, appliances and supplies now owned or hereafter acquired by a Borrower and all documents of title, insurance policies and proceeds relating thereto. In addition, the term “Equipment” will have the same meaning (to the extent not inconsistent with the foregoing definition) as defined in the UCC.

1.10.	Foundation Entities. Foundation Surgery Affiliates, LLC, Foundation Surgical Hospital Affiliates, LLC, and their respective direct or indirect subsidiaries and affiliates other than GRMH, the Borrowers and the Borrower Subsidiaries.

1.11.	General Intangibles. All of each Borrower’s general intangibles of any kind whether now existing or hereafter arising including all stock, membership interests, units, partnership interests, patents, trademarks, copyrights and other intangibles, chattel papers, documents and instruments relating to the General Intangibles. In addition, the term “General Intangibles” will have the same meaning (to the extent not inconsistent with the foregoing definition) as defined in the UCC.

1.12.	GRMH Stock. 13,333,333 Shares of Common Stock of GRMH.

1.13.	Guaranties. The Nelson Guaranty (as defined in paragraph 1.18), the Amended and Restated Guaranty Agreement by Kevin Lewis in favor of the Bank dated December 17, 2010, the Amended and Restated Guaranty Agreement by Lewis P. Zeidner in favor of the Bank dated December 17, 2010, and the Guaranty Agreement by Roger Ely in favor of the Bank dated May 21, 2008.

1.14.	Inventory. All personal property now owned or hereafter acquired by a Borrower which are to be furnished under contracts of service, or which are raw materials, work in process, or materials used or consumed in a Borrower’s business. In addition, the term “Inventory” will have the same meaning (to the extent not inconsistent with the foregoing definition) as defined in the UCC.

1.15.	Loan. The loan by the Bank to the Borrowers evidenced by the Note.

1.16.	Loan Documents. This Agreement, the Restructuring Agreement, the Collateral Assignment of Equity Interests, the Control Agreements, the Collateral Assignment of Leases, the Guaranties, the Note, the Security Agreements, the Subscription Agreement, the Participation Agreement and all other instruments executed and delivered by GRMH, the Borrowers, the Guarantor or any other person or entity in connection with the extension of credit contemplated by this Agreement or the Prior Agreement, all instruments issued pursuant to the foregoing documents and all extensions, renewals, modifications and amendments thereof.

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1.17.	Minimum Net Worth. The Total Net Worth of Borrowers and GRMH as of the December 31, 2007 Financials was $1,862,882 on a consolidated basis. For purposes of this Agreement, the Minimum Net Worth of GRMH and the Borrowers will be calculated on a consolidated basis based on seventy-five (75%) percent of the December 31, 2007 existing equity ($1,397,162.00) plus seventy-five (75%) percent of the Net Income (as per GAAP) for each fiscal quarter ending after December 31, 2007 on a consolidated basis, less non-recurring expenses as approved by the Bank.

1.18.	Nelson Guaranty. The Guaranty Agreement to be executed by the Guarantor in favor of the Bank in substantially the form attached as Exhibit “C”, under which the Guarantor unconditionally guarantees to the Bank payment of all Obligations now or hereafter owing to the Bank by the Borrower in connection with the Loan Documents and the full and complete performance by the Borrower of the Loan Documents, as further set forth therein. Guarantor’s liability under the Nelson Guaranty will be limited to $2,919,000.00.

1.19.	Note. The Amended and Restated Promissory Note by the Borrowers to the Bank, in the principal amount of $10,691,261.71, to be executed in connection with this Agreement in the form attached hereto as Exhibit “D”.

1.20.	Obligations. The obligation of the Borrowers to: (a) pay the principal of and interest on the Notes in accordance with the terms thereof and to satisfy all of the Borrowers’ other liabilities to the Bank, whether under this Agreement or otherwise, whether now existing or hereafter incurred, matured or unmatured, direct or contingent, joint or several, including any extensions, modifications, renewals, or increases thereof and substitutions therefor; (b) repay to the Bank all amounts advanced by the Bank under this Agreement or otherwise on behalf of the Borrowers including, without limitation, overdrafts and advances for principal or interest payments to other secured parties, mortgagees or lienors, or for taxes, levies, insurance, rent, repairs to or maintenance or storage of any of the Collateral; (c) reimburse the Bank, on demand, for all of the Bank’s expenses and costs including, without limitation, reasonable fees and expenses of the Bank’s counsel in connection with the preparation, negotiation, amendment, modification, or enforcement of this Agreement and the Loan Documents including, without limitation, any proceeding brought or threatened to enforce payment of any of the obligations referred to in this paragraph 1.20; and (d) perform all other obligations of the Borrowers under the Loan Documents.

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1.21.	Participation Agreement. The Participation Agreement to be executed by GRMH and the Bank pursuant to which the Bank will sell to GRMH a fully subordinated $6,000,000 participation in the Loan in exchange for GRMH issuing the GRMH Stock to the Bank.

1.22.	Pledged Interests. The equity interests directly or indirectly owned by GRMH and collaterally assigned to the Bank pursuant to the Collateral Assignment of Equity Interests.

1.23.	Security Agreements. The instruments and all extensions, renewals and modifications thereof, executed and delivered to the Bank by Borrowers or Borrower Subsidiaries granting to the Bank a first perfected security interest in and to that portion of the Collateral therein described in substantially the form attached as Exhibit “E”.

1.24.	Subscription Agreement. The Subscription Agreement to be executed by GRMH and the Bank pursuant to which GRMH will issue the GRMH Stock to the Bank in exchange for the Bank selling GRMH a subordinated participation in the Loan.

1.25.	WSJ Prime Rate. The rate per annum determined on the basis of the Prime rate as reported in the “Money Rates” section of The Wall Street Journal or a substitute source reasonably determined by the Bank in the event such source is no longer available. The WSJ Prime Rate for the Note will initially be the WSJ Prime Rate as of the date of the Note, and will be adjusted on an annual basis to the rate then in effect as of the anniversary date, or the first business day following such date if the anniversary date occurs on a weekend or holiday that there is no such rate determined or published.

2. Lending Agreement. Subject to the terms and conditions of this Agreement, the Bank agrees to lend to Borrowers and Borrowers agree to borrow from the Bank the principal amount of the Note. All Loan amounts have been previously advanced under the Prior Notes. No additional principal advances will be made to the Borrowers under the Note.

3. Loan. The Loan will be evidenced by the Note and will be payable as follows:

3.1.	Term. The term of the Note will be for the period commencing on the Closing Date and ending on December 31, 2013 (the “Maturity Date”).

3.2.	Interest. Prior to Default, the unpaid principal balance of the Note will bear interest from the date of advance at the per annum rate equal to the greater of (a) the WSJ Prime Rate, as adjusted; or (b) six percent (6%) per annum. The WSJ Prime Rate will be adjusted, without notice, on an annual basis to the WSJ Prime Rate then in effect as of each anniversary date of this Note, or the first business day following such date if the anniversary date occurs on a weekend or holiday that there is no such rate determined or published. After Default, all amounts due under the Note will bear interest at the per annum rate equal to the greater of: (a) fifteen percent (15%); or (b) the WSJ Prime Rate plus five percent (5%). Interest will be computed on a per diem charge based on a three hundred sixty (360) day year.

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3.3.	Payments. Provided that no event of Default has occurred or is continuing under any of the Loan Documents, the Note will be repaid in monthly payments of interest only on the first business day of each month until the balloon payment on the Note Maturity Date. The entire unpaid principal balance of the Note plus all accrued and unpaid interest thereon will be due and payable on the Maturity Date.

3.3.1	Voluntary Prepayment. Borrowers will have the right at any time to prepay the Note in whole or in part, without premium or penalty, but with interest accrued to the date of prepayment.

3.3.2	Place of Payments. All payments and prepayments of principal or interest on the Note will be made to the Bank in collected and freely transferable funds at or before 5:00 p.m. Oklahoma City, Oklahoma time on the date due at the Bank’s offices. All payments will be paid in full without set off or counterclaim and without reduction for, and free from, any and all taxes, levies, imposts, duties, fees, charges, deductions, withholdings, restrictions or conditions of any nature imposed by any government or any political subdivision or taxing authority thereof. Borrowers and GRMH hereby authorize and direct the Bank to make all payments on the Note as and when due, by direct debit to Borrowers’ demand deposit accounts with the Bank, if any. If any payment under the Note or this Agreement becomes due and payable on a day other than a business day, the maturity thereof will be extended to the next succeeding business day and such extension of time will in such case be included in the computation of payments of interest.

4. Collateral Security. Payment and performance of the Obligations will be secured by the Guaranties, the Security Agreements, the Collateral Assignment of Equity Interests, the Collateral Assignment of Leases, the other Loan Documents, all of the Collateral and such other or additional property as is agreed to by the Borrowers, Borrower Subsidiaries, Guarantor, GRMH and the Bank. The Borrowers have executed and delivered to the Bank account control agreements in substantially the form as attached at Exhibit “F” (collectively, the “Control Agreements”) for all accounts of the Borrowers and the Borrower’s Subsidiaries at Valliance Bank, First National Bank, and other financial institutions. The Bank will exercise its rights to give instructions to such banks under the Deposit Control Agreement only in the event of an uncured default under this Agreement and any other Loan Documents or the exercise or attempt by any other person to exercise any dominion or control over the account, directly or indirectly, including through any order, attachment or levy.

5. Conditions of Lending. The obligation of the Bank to perform this Agreement is subject to the continued performance by the Borrowers and the Guarantor of the following conditions precedent:

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5.1.	Loan Documents. The execution, acknowledgment (where appropriate) and delivery by the appropriate parties of the Loan Documents, all in form and substance satisfactory to the Bank, and delivery of possession to the Bank of any Collateral the possession of which is necessary to perfect the Bank’s security interest.

5.2.	Casualty Insurance. The Bank will have received satisfactory certificates of policies of fire and extended coverage insurance at full insurable value, business interruption insurance and public liability insurance with premiums prepaid and standard mortgagee clauses or designations as additional insureds in favor of the Bank and such additional persons as the Bank might reasonably require.

5.3.	Authority. The Bank will have received: (a) certified copies of the instruments creating Borrowers and GRMH and/or governing the operation of Borrowers and GRMH complete with all amendments thereto and certificates to be filed in connection therewith; (b) satisfactory evidence that Borrowers and GRMH are qualified to do business in the State of Oklahoma; and (c) certified copies of resolutions and other documents reasonably required to authorize the execution, delivery and performance of the Loan Documents by the parties thereto.

5.4.	No Default. The representations and warranties set forth in paragraph 6 of this Agreement will be true and correct on and as of the date of this Agreement and there will have occurred and be continuing no Default.

5.5.	Opinion of Counsel. The Bank will have received the opinion of the Borrowers’ counsel in form and substance reasonably acceptable to the Bank and the Bank’s counsel.

5.6.	Other Information. The Bank will have received current financial statements for GRMH, the Borrowers and the Guarantor and such other information, documents and instruments concerning GRMH, the Borrowers and the Guarantor as the Bank reasonably requests.

5.7.	Attorney Fees. The Bank will have received reimbursement in immediately available funds as an estimate of the Bank’s legal fees and expenses incurred in connection with the negotiation and documentation of this Agreement, the Restructuring Agreement, the other Loan Documents, all prior accommodations made pursuant to the Prior Agreement and all matters in connection with any of the foregoing.

5.8.	Oliver Payment. The Bank will have received $5,648,290.40 in immediately available funds from Roy T. Oliver or an entity under his ownership. The Oliver payment will be applied by the Bank first to costs and fees incurred by the Bank, then to accrued and unpaid interest and then to the principal balance of the Loan.

6. Representations. GRMH, the Borrowers and the Guarantor, each severally and not jointly and severally, and as is expressly applicable to GRMH, the Borrowers or Guarantor below, represent and warrant to the Bank that the following circumstances exist on the date of this Agreement and will continually exist throughout the term of the Loan:

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6.1.	Existence. GRMH is a corporation duly organized and validly existing under the laws of the State of Oklahoma. ARx and SDC are and will each continue to be a limited liability company duly organized and validly existing under the laws of the State of Oklahoma. Each of GRMH, Borrowers and Guarantor have adequate power, authority and legal right to enter into and carry out the provisions of the Loan Documents, to borrow money and to give security for borrowings as required by this Agreement and to consummate the transactions hereby contemplated.

6.2.	Financial Condition. The financial statements of Borrowers and Guarantor, copies of which have been furnished to the Bank, are correct and complete and fairly reflect the financial condition of Borrowers and Guarantor as of the date thereof (the most recent being as of May 31, 2013) and have been prepared in conformity with accounting principles applied on a basis consistent with that of preceding periods. There has occurred no material adverse change in the financial condition of the Borrowers from the date of such financial statements to the date of execution of this Agreement. However, Borrowers and GRMH continue to incur negative operating results and negative revenue trends.

6.3.	Liabilities. None of Borrowers or the Guarantor has any material liabilities, direct or contingent, except those disclosed in the financial statements referred to in paragraph 6.2 of this Agreement.

6.4.	Ownership. Except as set forth on Schedule “6.4”, the Borrowers have good and marketable title to the Collateral, free and clear of all liens, security interests, claims or encumbrances, except for liens and security interests in favor of the Bank.

6.5.	Taxes. Except as set forth on Schedule “6.5”, the Borrowers and Guarantor have filed all foreign, federal, state and local tax returns which are required to be filed and have paid or made provisions for payment of all taxes which have or may become due pursuant to said returns or pursuant to any assessment, except such taxes as are being contested in good faith and as to which adequate reserves have been provided. The Borrowers and Guarantor do not know of any basis for the assessment of any deficiency taxes.

6.6.	Litigation. Except as set forth on Schedule “6.6”, there is no action, suit, proceeding or investigation pending, or threatened against any Borrowers, the Guarantor or the Collateral which might: (a) materially adversely affect a Borrower, the Guarantor or the Collateral; (b) impair the ability of either Borrower to carry on its respective business as contemplated hereby; (c) result in any substantial liability not adequately covered by insurance; or (d) materially adversely affect a Borrower or its ability to perform its obligations under the Loan Agreement.

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6.7.	Location of Business Records. The Borrowers will give the Bank written notice of each location of each Borrower and Borrower Subsidiary at which records pertaining to the Collateral, their business and other contract rights are kept. Except as such notice is given, all records of Borrowers pertaining to the Collateral and other contract rights are and will continue to be kept at the address of Borrowers as it appears in paragraph 14.7 of this Agreement, or at such other address as the Borrowers designate for such purpose in a written notice to the Bank. The principal place of business of each Borrower is in the State of Oklahoma.

6.8.	No Default. The execution, delivery and performance by the Borrowers and the Guarantor of this Agreement and the Loan Documents will not violate any provision or constitute a default under any indenture, agreement or instrument to which any of the Borrowers or the Guarantor is a party or by which any Borrower, the Guarantor or the Collateral is bound or affected.

6.9.	Full Disclosure. Neither this Agreement nor any statement or instrument referred to herein nor any other information, report or statement delivered to the Bank by GRMH, the Borrowers or the Guarantor contains any untrue statement or omits to state a material fact necessary to make the statements herein or therein not misleading.

6.10.	Survival of Representations. All representations and warranties made by GRMH, the Borrowers and the Guarantor herein will survive the delivery of the Loan Documents and the making of the Loan evidenced thereby, and any investigation at any time made by or on behalf of the Bank will not diminish the Bank’s right to rely thereon. All statements contained in any certificate or other instrument delivered by or on behalf of GRMH, the Borrowers or the Guarantor under or pursuant to this Agreement or in connection with the transactions contemplated hereby will constitute representations and warranties made by GRMH, the Borrowers and the Guarantor hereunder, severally and as expressly applicable.

6.11.	ERISA Plans. Each of the Borrowers have disclosed to the Bank all existing employee benefit plans under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). No termination event has occurred with respect to any ERISA plan of any Borrower and each of the Borrowers is in compliance with ERISA in all respects.

6.12.	Intentionally Deleted.

6.13.	Closing Agreement. The Closing Agreements dated May 21, 2013 are in full force and effect in the form attached hereto as Exhibit “G 1 and 2” (the “Closing Agreements”) and have not been terminated, modified or amended.

6.14.	Outstanding Balance. GRMH, each of the Borrowers and the Guarantor acknowledge that the outstanding balance of the Prior Notes immediately prior to the effectiveness of this Agreement and the Restructuring Agreement is $16,500,594.85.

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7. Affirmative Covenants. Until the payment in full of the Obligations, unless the Bank otherwise consents in writing, GRMH, the Borrowers and the Guarantor, each severally and not jointly and severally, and where and as applicable as expressly indicated below, agree to perform or cause to be performed the following:

7.1.	Performance of Obligations. The Borrowers will pay and perform all Obligations under the Loan Documents. The Borrowers will perform all of their respective obligations under all material contracts and agreements relating to their respective businesses, and will enforce the performance of the obligations of the other parties thereto.

7.2.	Notifications. The Borrowers will give prompt written notice to the Bank of: (a) any event of Default; (b) any event of default by a Borrower Subsidiary under a material contract to such subsidiary’s portion of the Business; (c) changes of management of a Borrower; (d) the death, disability or termination of employment with GRMH or a Borrower by the Guarantor; (e) all material litigation affecting any Borrower, Borrower Subsidiary, the Guarantor or the Collateral; (f) any notices, demands or other written communications from third party payers regarding the general coding or billing practices or asserting a pattern of improper coding or billing practices of any Borrower or any of the Borrower Subsidiaries; (g) the change or relocation of the principal place of business of any Borrower outside the State of Oklahoma; and (h) any other matter which has resulted in, or might result in: (1) a material adverse change in the financial condition of any Borrower, the pharmacy or sleep lab businesses or of the Guarantor, or (2) a material adverse change in the ability of the Borrowers to perform their respective Obligations, warranties, covenants and conditions of the Loan Documents.

7.3.	Records Inspections. The Borrowers and the Borrower Subsidiaries will each maintain full and accurate accounts and records of their respective operations on a basis consistent with prior periods. GRMH and the Borrowers will permit the Bank and the Bank’s designated representatives to have access to the Collateral and the records and accounts relating to the Collateral at all reasonable times to perform such inspections, audits and examinations as the Bank might reasonably request from time to time.

7.4.	Financial Information. Borrowers and the Guarantor will furnish to the Bank:

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7.4.1	Financial Statements. Accurate books and records of account will be kept by GRMH (as such pertain to the Borrowers), the Borrowers and the Guarantor in accordance with accounting principles consistently applied. The Bank will have the right to examine and copy such books and records and the federal and state income tax returns of GRMH (as such pertain to the Borrowers), the Borrowers and the Guarantor, to discuss the affairs, finances and accounts of GRMH (as such pertain to the Borrowers), the Borrowers and the Guarantor, and to be informed as to the same at such times and intervals as the Bank might reasonably request. GRMH, and the Borrowers will furnish to the Bank within sixty (60) days after the end of each calendar quarter commencing with the quarter ending June 30, 2008, a quarterly reviewed financial statement of GRMH and Borrowers in form satisfactory to the Bank completed by GRMH and/or Borrowers’ outside accountant, together with a certification by the Borrowers as to the correctness of the Debt Service Coverage Ratio and GRMH as to the correctness of the Net Worth calculations in accordance with this Agreement. In addition to the quarterly statements, GRMH and Borrowers will furnish to the Bank within one hundred twenty (120) days after the close of their fiscal year, annual consolidated financial statements of GRMH and each Borrower completed and audited by GRMH’s outside accountant, including all consolidating entries and footnotes, starting with the calendar year 2008 and each year thereafter. The annual financial statements of GRMH and Borrowers will be prepared in accordance with generally accepted accounting principles consistently applied, will be certified by GRMH as to correctness and audited by GRMH’s outside accountants and will be in form and substance satisfactory to the Bank. So long as the Guaranty remains outstanding, the Guarantor will furnish to the Bank annual financial statements within one hundred twenty (120) days after the close of Guarantor’s fiscal year. The financial statements of the Guarantor will be prepared in accordance with accounting principles consistently applied and will be certified by Guarantor to the Bank, and will be in form and substance satisfactory to the Bank. In addition after an event of Default, the Guarantor will furnish financial statements to the Bank within fifteen (15) days after written request by the Bank. For each year in which any Obligations are outstanding, GRMH, the Borrowers and the Guarantor (as to the Guarantor until release of the Nelson Guaranty) will furnish to the Bank within fifteen (15) days of filing complete copies of all federal and state income tax returns of GRMH, the Borrowers and the Guarantor for the preceding year with all schedules attached. If the time for filing any such tax returns is to be extended, GRMH, the Borrowers and the Guarantor will provide to the Bank copies of such extensions with evidence that such extensions have been timely filed, within fifteen (15) days of filing.

7.4.2	Compliance Certificate. The Borrowers will deliver to the Bank, on the first day of each month, a certificate in the form attached as Exhibit “H”, executed by each Borrower’s chief executive officer and Guarantor (for so long as Guarantor is a member of GRMH’s board of directors or is employed as an officer of GRMH, a Borrower or a Borrower subsidiary), stating that the Borrowers know of no event of Default under any of the Loan Documents and that all requirements of the Loan Documents have been fully performed, or if to the knowledge of any Borrower any of the terms of any of the Loan Documents have not been fully performed, such certificate will specify the nature of the Default and the steps taken by the Borrowers to correct such Default.

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7.4.3	Other Information. At the Bank’s request from time to time, the Borrowers and the Guarantor (as to the Guarantor until release of the Nelson Guaranty) will provide the Bank with such other information as the Bank may reasonably request regarding the business affairs and financial condition of the Borrowers and the Guarantor. GRMH, the Borrowers and the Guarantor will provide access to the Bank at all reasonable times to all documents and information relating to the Collateral, the Borrower Subsidiaries and the sleep lab businesses.

7.4.4	Accounts Receivable; Inventory. Within forty-five (45) days after the end of each quarter, the Borrowers will furnish the Bank accounts receivable aging, listing and inventory reports for that quarter.

7.5.	Deposit Accounts. The Borrowers will deposit all payments from operations into accounts subject to the Control Agreement. Unless a Default has occurred and is continuing, Borrowers will be permitted to utilize such funds for operations.

7.6.	Additional Documents. GRMH, the Borrowers and the Guarantor will promptly, on demand by the Bank, perform or cause to be performed such actions and execute or cause to be executed all such additional agreements, contracts, indentures, documents and instruments as might be reasonably requested by the Bank to satisfy the requirements of this Agreement and the disbursement of funds hereunder.

7.7.	Governmental Approvals. The Borrowers and Borrower Subsidiaries will each obtain all permits, licenses, and necessary approvals from governmental authorities and abutting landowners which are considered necessary for the proper operation of their respective businesses.

7.8.	Taxes. Except as set forth on Schedule 7.8, all taxes, assessments, governmental charges and levies imposed on GRMH, the Borrowers and the Guarantor or GRMH’s the Borrowers’ or the Guarantor’s assets, income and profits will be paid by the entity owing same prior to the date on which penalties attach thereto, provided that GRMH, the Borrowers and the Guarantor will not be required to pay any such charge which is being contested in good faith by proper proceedings as to which adequate reserves have been established.

7.9.	Access. Any representative of the Bank will have reasonable access to the Collateral and any other property owned by the Borrowers.

7.10.	Operation. The Borrowers agree to operate their businesses directly, or indirectly through the Borrower Subsidiaries, in a prudent and efficient manner consistent with normal industry practices and all governing laws and regulations.

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7.11.	Qualification; Licenses. The Borrowers will take such actions or cause such actions to be taken as might be required to maintain the existence of all governmental and private permits, licenses and authorities of the Borrowers and Borrower Subsidiaries, necessary or desirable to the continuation of the Borrowers and Borrower Subsidiaries’ businesses and will comply with all statutes and governmental regulations.

7.12.	Insurance. Policies of insurance will be continuously maintained by the Borrowers on the Collateral with companies, in amounts equal to the replacement cost of such Collateral, with business interruption, valuable documents and account receivable loss coverage and against risks satisfactory to the Bank. The Borrowers will furnish the Bank with copies of all certificates of insurance policies in effect and evidence of payment of the premium for each insurance policy.

7.13.	Attorney Fees. Within ten (10) days after receipt of invoice therefor, the Borrowers will (except where prohibited by applicable law) pay all reasonable expenses incurred by the Bank in connection with the negotiation and documentation of this Agreement, the Restructuring Agreement, the other Loan Documents, all prior accommodations made pursuant to the Prior Agreement and all matters in connection with any of the foregoing, including all attorneys’ fees, filing fees and recording costs. In addition, the Borrowers will pay all reasonable fees, costs, expenses (including legal expenses and attorneys’ fees) and disbursements of the Bank incident to: (a) the protection of the rights of the Bank in connection with the Loan Documents and the transactions contemplated thereby; and (b) the collection or enforcement of the Loan Documents whether by judicial proceedings, proceedings under Chapter 7 or 11 of the Bankruptcy Code or any successor statute thereto, or otherwise.

7.14.	Foundation Acquisition. GRMH will complete its proposed acquisition of the Foundation Entities on the Closing Date, simultaneously with the closing of this Agreement. After such acquisition, all of the outstanding equity interests in the Foundation Entities will be owned by GRMH or a wholly-owned subsidiary of GRMH.

7.15.	Debt Service Coverage Ratio. Commencing with the Quarter ending September 30, 2010, and thereafter during the term of the Loan, based on the latest four rolling quarters, the Borrowers will continuously maintain a Debt Service Coverage Ratio of not less than 1.25 to 1.

7.16.	Minimum Net Worth. During the term of the Loan, GRMH will continuously maintain the Minimum Net Worth determined on a quarterly basis.

7.17.	Positive EBITDA. Beginning on March 31, 2013, and on the last day of each quarter thereafter, the GRMH’s EBITDA must be positive for such immediately ended quarter. “EBITDA” for any period means the net income for that period: (a) plus the following for such period to the extent deducted in calculating such net income, without duplication: (i) interest expense, (ii) all income tax expense; (iii) depreciation and amortization expense; and (iv) non-cash charges constituting intangible impairment charges, equity compensation and fixed asset impairment charges; (b) but, and in all cases, excluding from the calculation of EBITDA: (i) any extraordinary items (as determined in accordance with GAAP); and (ii) onetime or non-recurring gains or losses associated with the sale or disposition of any business, asset, contract or lease.

AMENDED AND RESTATED LOAN AGREEMENT	- 13 -

7.18.	Closing Agreement. GRMH, SDC and Guarantor will comply with all of the terms and conditions of the Closing Agreements as applicable to them on a several basis.

7.19.	Sale of Non-Core Sleep Assets. GRMH and the Borrowers agree to use their commercially reasonable efforts to complete the sale of the non-core sleep assets identified in Section 2.4 of the Closing Agreement 1 on or before December 31, 2013. All proceeds from the sale of such assets shall be applied to the Loan.

7.20.	Refinance. GRMH and the Borrowers will use their commercially reasonable efforts to refinance the Loan, with a closing date of such refinance transaction to occur on or before December 31, 2013, subject to the terms of Section 2.1 of Closing Agreement 1.

7.21.	Mandatory Loan. Until December 31, 2013, GRMH will lend to SDC ten percent (10%) of the cash proceeds from any future issuance of GRMH common stock made pursuant to an S-1 or S-3 Registration Statement while any portion of the Loan is then outstanding. Such funds may be used by SDC for operations or to repay the Loan. Any such loans by GRMH will be subordinated in all respects to the Loan, pursuant to a subordination agreement to be executed by GRMH in form and substance acceptable to the Bank.

7.22.	Purchase of Membership Interests. GRMH will use its commercially reasonable efforts by, through or together with TSH Acquisition, LLC (“TSH”), to raise funds in order to purchase existing outstanding preferred membership interests in the subsidiaries of TSH in accordance with Section 2.3 of Closing Agreement 1. GRMH will pay twenty percent (20%) of all syndication and discount fees associated with such purchases (calculated in accordance with Section 2.3 of the Closing Agreement) up to a maximum of $500,000.00 to the Bank for immediate application to the principal balance of the Loan.

8. Negative Covenants. GRMH, the Borrowers and the Guarantor, each severally and not jointly and severally and where and as applicable as expressly indicated below, agree that until payment in full of the Obligations, unless the Bank waives compliance in writing:

AMENDED AND RESTATED LOAN AGREEMENT	- 14 -

8.1.	Creation of Liens on Collateral. Neither any Borrower nor any Borrower Subsidiaries will create, assume or suffer to exist any trust deed, mortgage, pledge, security interest, encumbrance or other lien (including the lien of an attachment, judgment or execution) securing a charge or obligation affecting any or all of the Collateral or Accounts of the Borrower Subsidiaries, excluding only: (a) liens for governmental charges which are not delinquent or the validity of which is being contested in good faith by appropriate proceedings and as to which adequate reserves have been established under generally accepted accounting principles; (b) deposits made to secure statutory and other obligations incurred in the ordinary course of the Borrowers’ respective businesses; (c) equipment acquisition leases in the ordinary course of business (new or assumed); (d) Seller carry-back financing and liens of ARx or SDC set forth on Schedule “8.4”; (e) Seller carry-back financing to ARx or SDC from the acquisition of new sleep businesses, so long as subordinated to the Bank’s liens; and (f) liens to the Bank contemplated by this Agreement.

8.2.	Creation of Liens on Pledged Interests. GRMH will not create, assume or suffer to exist any pledge, security interest, encumbrance or other lien (including the lien of an attachment, judgment or execution) securing a charge or obligation affecting any or all of the Pledged Interests, excluding only the collateral assignment and security interest contemplated by this Agreement and the Collateral Assignment of Equity Interests.

8.3.	Liquidation or Merger. Except as contemplated in Section 7.19, neither the Borrowers nor any of Borrower Subsidiaries will liquidate, dissolve or enter into any consolidation, merger, partnership, joint venture, syndicate, pool, operating agreement or other combination, or convey, sell or assign any substantial part of their respective assets.

8.4.	Creation of Debt. Except as provided in paragraph 6.4 and 7.21, neither the Borrowers nor any of Borrower Subsidiaries will incur, create or suffer to exist any indebtedness for borrowed money, or issue, discount or sell any obligation of the Borrowers or Borrower Subsidiaries, excluding only: (a) the indebtedness to the Bank contemplated by this Agreement; (b) current accounts payable arising in the ordinary course of their respective businesses; (c) financing for working capital of Borrower Subsidiaries of SDC secured only by the personal guaranties of minority interest holders in such Borrower Subsidiary; (d) the items enumerated in clauses (c), (d), (e) of paragraph 8.1; (e) an amount not to exceed $100,000.00 incurred in the ordinary course of business by SDC , including its subsidiaries, ; and (d) such other indebtedness as the Bank specifically approves in writing.

8.5.	Loan and Guaranties. Neither the Borrowers nor any of Borrower Subsidiaries will make any loans, advances or extensions of credit to any person, firm or corporation nor become a guarantor or surety directly or indirectly unless the Bank otherwise consents in writing, except that: Borrowers may make short term operating advances or loans to Borrower Subsidiaries or guarantee obligations of Borrower Subsidiaries in the ordinary course of business.

AMENDED AND RESTATED LOAN AGREEMENT	- 15 -

8.6.	Transfers. Except as expressly permitted by this Agreement, the Borrowers will not transfer or permit to be transferred voluntarily or by operation of law any interest in the Collateral, the Borrower Subsidiaries or assets of the Borrower Subsidiaries, except that the Borrowers, with notice to the Bank, may recognize transfers of existing minority equity interests held by third parties in Borrower Subsidiaries so long as Borrowers’ equity or ownership interest therein is not decreased. GRMH holds and will maintain at all times ownership and distributable equity interest, directly or indirectly, in SDC and ARx of not less than one hundred percent (100%). The Borrowers may create or activate currently inactive Borrower Subsidiaries so long as the Borrowers maintain the ownership and distributable equity interests percentages of not less than 51% as to new Borrower Subsidiaries and provides notice to the Bank thereof and delivers such additional assignments or amendments to the Loan Documents satisfactory to the Bank covering such interests. Borrowers will not issue or sell any additional membership interests in SDC, ARx or Borrowers Subsidiaries or any other securities convertible into equity of such entities. The Guarantor will not sell, transfer or otherwise dispose of or create, assume or suffer to exist any pledge, lien, security interest, charge or encumbrance on, any interest in GRMH owned by the respective Guarantor which exceeds, in one or an aggregate of transactions, twenty percent (20%) of the respective interest currently owned, except after notice to the Bank pursuant to this Loan Agreement without any approval right implied. The Guarantor will not sell, transfer or permit to be transferred voluntarily or by operation of law assets owned by the Guarantor which will materially impair the financial worth of the Guarantor or the Bank’s ability to collect the amount of Obligations guaranteed by the Guarantor.

8.7.	Other Agreements. The Borrowers and the Guarantor will not enter into any agreement that limits or restricts the ability of the Borrowers or the Guarantor to comply with the terms of the Loan Documents.

8.8.	Limitation on Distributions and Redemptions. After the occurrence of an event of Default, Borrowers will not declare, pay or make any dividend or distribution directly or indirectly in respect of any stockholder or equity interest or other interest. Borrowers will not directly or indirectly make any capital contribution to or purchase, redeem, acquire or retire any stockholder or equity interest in GRMH (whether such interest is now or hereafter issued, outstanding or created) except with prior written consent and approval of the Bank.

8.9.	Limitation on Investments and New Businesses. Except as otherwise permitted in the Loan Agreement, as amended from time to time, none of the Borrowers or Borrower Subsidiaries will: (a) make any expenditure or commitment or incur any obligation or enter into or engage in any transaction except in the ordinary course of business; (b) engage directly or indirectly in any business or conduct any operations except in connection with or incidental to their respective present businesses and operations; or (c) make any acquisitions of or capital contributions to or other investments in any person or entity, in each case other than the planned and disclosed expansion of the sleep lab business at any time.

AMENDED AND RESTATED LOAN AGREEMENT	- 16 -

8.10.	Transactions with Affiliates. No Borrower will engage in any material transaction with any affiliate of a Borrower on terms which are less favorable to the Borrower than those which would have been obtainable at the time in an arm’s-length dealing with persons other than such affiliates.

8.11.	Subsidiaries. None of the Borrowers will create or own any subsidiary without the prior written notice to the Bank including the name, state of organization, list of equity holders, principal place of business and intended purpose, geographical area and scope of business operations. Borrowers agree to cause the execution and delivery of such documents to collaterally assign the Borrower’s equity interest therein and to pledge, encumber or grant a security interest in such subsidiaries’ assets.

8.12.	Acquisition of Sleep Center Assets. The Borrowers will not permit GRMH or the Foundation Entities to acquire any assets of the Borrowers, any Collateral, or any assets relating to the operation of a sleep center owned by any of the Borrowers or Borrower Subsidiaries.

8.13.	No Contribution or Distribution. No money, funds or other remuneration received by any Borrower as a result of operations, sales of assets, or otherwise will be contributed, distributed or otherwise paid to GRMH, except that SDC may contribute to GRMH on a monthly basis an amount up to twenty percent (20%) of GRMH’s reasonable overhead expenses for such month.

9. Default. Unless remedied by the Borrowers as permitted under paragraph 10 or waived by the Bank in writing, the occurrence of any of the following events will constitute an event of default (“Default”):

9.1.	Nonpayment of Note. A default in payment when due of any interest on or principal of the Note; or

9.2.	Other Nonpayment. A default in payment when due of any other amount payable to the Bank under the terms of any of the Loan Documents; or

9.3.	Breach of Agreement. A default by a Borrower or a Guarantor in the performance or observance of any agreement contained in the Loan Documents, or under the terms of any other instrument delivered to the Bank in connection with this Agreement; or

9.4.	Lien Filings. Except as expressly permitted by this Agreement, the existence of any lien on the Collateral without indemnification therefor satisfactory to the Bank; or

9.5.	Casualty Loss. Substantial damage to or destruction of a material portion of the Collateral or sleep lab businesses; or

AMENDED AND RESTATED LOAN AGREEMENT	- 17 -

9.6.	Other Agreements. The rescission, abandonment, disclaimer or breach of the Loan Agreement, a Guaranty or any of the other Loan Documents or other contracts or agreements pledged to the Bank under the Loan Documents; or

9.7.	Representations. Any representation, statement, certificate, schedule or report made or furnished to the Bank by GRMH, the Borrowers or the Guarantor proves to be false or erroneous in any material respect at the time of the making thereof or any representation or warranty ceases to be complied with in any material respect; or

9.8.	Bankruptcy. GRMH, a Borrower or the Guarantor becomes bankrupt or makes a general assignment for the benefit of creditors or applies for, or consents to, the appointment of a trustee, receiver or liquidator or authorizes such application or consent, or if proceedings seeking such appointment are commenced against GRMH, a Borrower or the Guarantor and remain undismissed and unstayed for ninety (90) days; or GRMH, a Borrower or the Guarantor authorizes or files a voluntary petition in bankruptcy or applies for or consents to the application of any bankruptcy, reorganization, readjustment of debt, insolvency, dissolution, liquidation or other similar law of any jurisdiction; or

9.9.	Judgment. Entry by any court of judgment against GRMH, any of the Borrowers or the Guarantor in excess of Fifty Thousand Dollars ($50,000.00) which is not adequately covered by insurance or secured by a supersedes bond, or any attachment of any of the Collateral which is not discharged to the satisfaction of the Bank within thirty (30) days thereof; or

9.10.	Maturity of Other Debt. The occurrence of an event of default under or the acceleration of the maturity of any other indebtedness of a Borrower or a Guarantor to any other person which in the reasonable opinion of the Bank will materially and adversely affect the ability of a Borrower or a Guarantor, as applicable, to perform the Loan Documents; or

9.11.	Failure of Liens. Except as expressly permitted by this Agreement, failure of the Bank’s assignment, liens and security interests covering the Collateral to constitute a first and prior perfected lien on any material portion of the Collateral; or

10. Opportunity to Cure. The Borrower has the right to cure certain events under paragraph 9, as follows:

10.1.	Nonpayment. Up to three events in the aggregate described in paragraphs 9.1 or 9.2 of this Agreement may be cured within five (5) days after written notice by the Bank to the Borrower (of which a copy need not be sent to the Borrower’s counsel as provided in paragraph 14.7 of this Agreement). No notice will be given and no opportunity to cure will be given for the fourth or subsequent event described in paragraphs 9.1 or 9.2.

AMENDED AND RESTATED LOAN AGREEMENT	- 18 -

10.2.	No Opportunity to Cure. No notice or opportunity to cure will be given for any event described in paragraphs 9.8 or 9.9.

10.3.	Other Events of Default. Any event described in paragraph 9 (other than those set forth in paragraphs 9.1, 9.2, 9.8 or 9.9) may be cured within ten (10) days (five (5) days for events described in paragraph 9.11) after notice by the Bank to the Borrower.

If any event under paragraph 9 is (a) not cured as described in this paragraph 10 to the Bank’s reasonable satisfaction; or (b) is not permitted to be cured under this paragraph 10, then the Borrower will be in Default under this Agreement and the Bank may exercise all remedies available to it as described in this Agreement. GRMH, the Borrowers and the Guarantor hereby waive all notice requirements in connection with any Default hereunder.

11. Remedies. In the event of Default, the Bank will have the following remedies:

11.1.	Acceleration of Note. The Bank may, at the Bank’s option, declare the Notes and all other Obligations to be immediately due and payable and the Bank will be entitled to proceed to selectively and successively enforce the Bank’s rights under the Loan Documents or any one or more of them.

11.2.	Selective Enforcement. In the event the Bank elects to selectively and successively enforce the Bank’s rights under any one or more of the instruments securing payment of the Obligations, such action will not be deemed a waiver or discharge of any other lien or encumbrance securing payment of the Obligations until such time as the Bank has been paid in full all sums owing to the Bank.

11.3.	Performance by the Bank. The Bank will have the right (but not the obligation) to: (a) take possession of the Collateral and operate or dispose of the Collateral in such manner as the Bank determines in the Bank’s sole discretion; (b) take possession of all Accounts, Equipment, Inventory, General Intangibles, materials and tools used in any Borrower’s businesses; (c) make payments of the costs directly to persons engaged by a Borrower or the Bank; (d) make such payments and perform such acts as might be determined by the Bank to be necessary or appropriate to perform or to cure any default in performance by the Borrowers under agreements affecting the Collateral; and (e) make advances under the Notes without the consent of the Borrowers to pay interest accrued thereon and all costs. If the Bank exercises such option, all costs will be paid to the Bank by the Borrowers. GRMH, the Borrowers and the Guarantor hereby authorize the Bank to increase the indebtedness owing by the Borrowers to the Bank and agree that the Loan Documents will evidence and secure payment of such costs whether or not the total funds advanced exceed the face amount of the Loan Documents.

11.4.	Waiver of Default. The Bank may, by an instrument in writing signed by the Bank, waive any Default which has occurred and any of the consequences of such Default, and in such event, the Bank, the Borrowers and the Guarantor will be restored to their respective former positions, rights and obligations hereunder. Any Default so waived will, for the purposes of this Agreement, be deemed to have been cured and not to be continuing, but no such waiver will extend to any subsequent or other Default or impair any consequence of such subsequent or other Default.

AMENDED AND RESTATED LOAN AGREEMENT	- 19 -

11.5.	Deposits; Setoff. Regardless of the adequacy of any other collateral security held by the Bank, any deposits or other sums credited by or due from the Bank to the Borrowers or the Guarantor will at all times constitute collateral security for all indebtedness and obligations of the Borrowers and the Guarantor to the Bank and may be set off against any and all liabilities of the Borrowers and the Guarantor to the Bank. The rights granted by this paragraph are in addition to the rights of the Bank under any statutory banker’s lien now or hereafter in effect.

11.6.	No Personal Liability. Notwithstanding any provision of this Agreement, except as expressly provided in the Amended and Restated Collateral Assignment of Equity Interests and Security Agreement executed by GRMH of even date herewith, in no event will GRMH have any personal liability under this Agreement, it being agreed and understood that any liability of GRMH will in all other events be limited to and be recourse only to the Pledged Interests.

12. Covenant Waiver. The Bank hereby waives compliance with the covenants contained in paragraph 7.15, paragraph 7.16, and paragraph 7.17, until December 31, 2013, at which time such covenants shall continue in full force and effect. Any covenant waivers by the Bank pursuant to the Prior Agreement are hereby revoked, unless expressly made in this Agreement.

13. RELEASE OF CLAIMS. IN CONSIDERATION OF THE TRANSACTIONS DESCRIBED IN THIS AGREEMENT AND IN THE OTHER LOAN DOCUMENTS, GRMH, THE BORROWERS AND THE GUARANTOR KNOWINGLY AND VOLUNTARILY, UNCONDITIONALLY AND IRREVOCABLY, ABSOLUTELY RELEASE AND FOREVER DISCHARGE THE BANK AND EACH OF ITS REPRESENTATIVES, AGENTS, AFFILIATES, DIRECTORS, OFFICERS, EMPLOYEES, ADVISORS, SHAREHOLDERS, SUBSIDIARIES, SUCCESSORS AND ASSIGNS (COLLECTIVELY, THE “RELEASED PARTIES”) FROM ANY AND ALL SUITS, LAWSUITS, CLAIMS, DEMANDS, PROCEEDINGS, ACTIONS, CAUSES OF ACTION, ORDERS, LIABILITIES, DAMAGES, INJURIES, EXPENSES, WHETHER KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN, BOTH AT LAW AND IN TORT, IN CONTRACT OR OTHERWISE, WHICH GRMH, THE BORROWERS OR THE GUARANTOR MAY HAVE OR HAVE EVER HAD AGAINST THE RELEASED PARTIES.

13.1.

ACKNOWLEDGMENTS AND ADMISSIONS. EACH OF GRMH, THE BORROWERS AND THE GUARANTOR HEREBY REPRESENT, WARRANT, ACKNOWLEDGE AND ADMIT THAT (A) EACH OF THEM HAS MADE AN INDEPENDENT DECISION TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS TO WHICH IT IS A PARTY, WITHOUT RELIANCE ON ANY REPRESENTATION, WARRANTY, COVENANT OR UNDERTAKING BY THE BANK, WHETHER WRITTEN, ORAL OR IMPLICIT, OTHER THAN AS

AMENDED AND RESTATED LOAN AGREEMENT	- 20 -

EXPRESSLY SET OUT IN THIS AGREEMENT OR IN ANOTHER LOAN DOCUMENT DELIVERED ON OR AFTER THE DATE HEREOF, (B) THERE ARE NO REPRESENTATIONS, WARRANTIES, COVENANTS, UNDERTAKINGS OR AGREEMENTS BY THE BANK AS TO THE LOAN DOCUMENTS EXCEPT AS EXPRESSLY SET OUT IN THIS AGREEMENT OR IN ANOTHER LOAN DOCUMENT DELIVERED ON OR AFTER THE DATE HEREOF, (C) THE BANK HAS NO FIDUCIARY OBLIGATION TOWARD GRMH, THE BORROWERS OR THE GUARANTOR WITH RESPECT TO ANY LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY, (D) THE RELATIONSHIP PURSUANT TO THE LOAN DOCUMENTS BETWEEN THE BORROWERS AND THE BANK IS AND WILL BE SOLELY THAT OF DEBTOR AND CREDITOR, (E) NO PARTNERSHIP OR JOINT VENTURE EXISTS WITH RESPECT TO THE LOAN DOCUMENTS BETWEEN ANY BORROWER OR THE GUARANTOR AND THE BANK, (F) SHOULD A DEFAULT OCCUR OR EXIST, THE BANK WILL DETERMINE IN ITS SOLE DISCRETION AND FOR ITS OWN REASONS WHAT REMEDIES AND ACTIONS IT WILL OR WILL NOT EXERCISE OR TAKE AT THE TIME, (G) WITHOUT LIMITING ANY OF THE FOREGOING, NO BORROWER, GUARANTOR NOR GRMH IS RELYING UPON ANY REPRESENTATION OR COVENANT BY THE BANK, OR ANY REPRESENTATIVE THEREOF, AND NO SUCH REPRESENTATION OR COVENANT HAS BEEN MADE, THAT THE BANK WILL, AT THE TIME OF AN EVENT OF DEFAULT, OR AT ANY OTHER TIME, WAIVE, NEGOTIATE, DISCUSS OR TAKE OR REFRAIN FROM TAKING ANY ACTION PERMITTED UNDER THE LOAN DOCUMENTS WITH RESPECT TO ANY SUCH EVENT OF DEFAULT OR ANY OTHER PROVISION OF THE LOAN DOCUMENTS, AND (H) THE BANK HAS RELIED UPON THE TRUTHFULNESS OF THE ACKNOWLEDGMENTS IN THIS PARAGRAPH 13.1 IN DECIDING TO EXECUTE AND DELIVER THIS AGREEMENT AND TO BECOME OBLIGATED HEREUNDER.

13.2.	JOINT ACKNOWLEDGMENT. THIS WRITTEN AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

13.3.

INDEMNITY. THE BORROWERS AGREE TO INDEMNIFY THE BANK, UPON DEMAND, FROM AND AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, CLAIMS, LOSSES, DAMAGES, PENALTIES, FINES, ACTIONS, JUDGMENTS, SUITS, SETTLEMENTS, COSTS, EXPENSES OR DISBURSEMENTS (INCLUDING REASONABLE FEES OF ATTORNEYS, ACCOUNTANTS, EXPERTS AND ADVISORS) OF ANY KIND OR NATURE WHATSOEVER (IN THIS PARAGRAPH COLLECTIVELY CALLED “LIABILITIES AND COSTS”) WHICH TO ANY EXTENT (IN WHOLE OR IN PART) MAY BE IMPOSED ON, INCURRED BY, OR ASSERTED AGAINST

AMENDED AND RESTATED LOAN AGREEMENT	- 21 -

THE BANK BY THIRD PARTIES GROWING OUT OF, RESULTING FROM OR IN ANY OTHER WAY ASSOCIATED WITH THE COLLATERAL, THE LOAN DOCUMENTS AND THE TRANSACTIONS AND EVENTS (INCLUDING THE ENFORCEMENT OR DEFENSE THEREOF) AT ANY TIME ASSOCIATED THEREWITH OR CONTEMPLATED THEREIN (WHETHER ARISING IN CONTRACT OR TORT OR OTHERWISE AND INCLUDING ANY VIOLATION OR NONCOMPLIANCE WITH ANY ENVIRONMENTAL LAWS BY THE BORROWERS, THE GUARANTOR OR THE BANK OR ANY LIABILITIES OR DUTIES THE BORROWERS, THE GUARANTOR OR THE BANK WITH RESPECT TO HAZARDOUS MATERIALS FOUND IN OR RELEASED INTO THE ENVIRONMENT).

THE FOREGOING INDEMNIFICATION WILL APPLY WHETHER OR NOT SUCH LIABILITIES AND COSTS ARE IN ANY WAY OR TO ANY EXTENT OWED, IN WHOLE OR IN PART, UNDER ANY CLAIM OR THEORY OF STRICT LIABILITY, OR ARE CAUSED, IN WHOLE OR IN PART, BY ANY NEGLIGENT ACT OR OMISSION OF ANY KIND BY THE BANK, PROVIDED ONLY THAT THE BANK WILL NOT BE ENTITLED UNDER THIS PARAGRAPH TO RECEIVE INDEMNIFICATION FOR THAT PORTION, IF ANY, OF ANY LIABILITIES AND COSTS WHICH IS PROXIMATELY CAUSED BY ITS OWN INDIVIDUAL GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, AS DETERMINED IN A FINAL JUDGMENT. IF ANY PERSON (INCLUDING ANY BORROWER, ANY OF THEIR AFFILIATES OR ANY GUARANTOR) EVER ALLEGES SUCH GROSS NEGLIGENCE OR WILLFUL MISCONDUCT BY THE BANK, THE INDEMNIFICATION PROVIDED FOR IN THIS PARAGRAPH WILL NONETHELESS BE PAID UPON DEMAND, SUBJECT TO LATER ADJUSTMENT OR REIMBURSEMENT, UNTIL SUCH TIME AS A COURT OF COMPETENT JURISDICTION ENTERS A FINAL JUDGMENT AS TO THE EXTENT AND EFFECT OF THE ALLEGED GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. AS USED IN THIS PARAGRAPH THE TERM “BANK” WILL REFER NOT ONLY TO THE PERSON DESIGNATED AS SUCH BUT ALSO TO EACH DIRECTOR, OFFICER, AGENT, ATTORNEY, EMPLOYEE, PARTICIPANT, REPRESENTATIVE AND AFFILIATE OF THE BANK.

13.4.

WAIVER OF JURY TRIAL, PUNITIVE DAMAGES, ETC. EACH OF GRMH, THE BORROWERS, THE BORROWER SUBSIDIARIES, THE GUARANTOR AND THE BANK HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY AND IRREVOCABLY (A) WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY A JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR DIRECTLY OR INDIRECTLY AT ANY TIME ARISING OUT OF, UNDER OR IN CONNECTION WITH THE LOAN DOCUMENTS OR ANY TRANSACTION CONTEMPLATED THEREBY OR ASSOCIATED THEREWITH, BEFORE OR AFTER MATURITY, (B) WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY

AMENDED AND RESTATED LOAN AGREEMENT	- 22 -

RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY “SPECIAL DAMAGES,” AS DEFINED BELOW, (C) CERTIFIES THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OR COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND (D) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS PARAGRAPH. AS USED IN THIS PARAGRAPH, “SPECIAL DAMAGES” INCLUDES ALL SPECIAL, CONSEQUENTIAL, EXEMPLARY OR PUNITIVE DAMAGES (REGARDLESS OF HOW NAMED), BUT DOES NOT INCLUDE ANY PAYMENTS OR FUNDS WHICH ANY PARTY HERETO HAS EXPRESSLY PROMISED TO PAY OR DELIVER TO ANY OTHER PARTY HERETO.

14. Miscellaneous. It is further agreed as follows:

14.1.	Participating Lenders. GRMH, the Borrowers and the Guarantor agree that although the Loan Documents name the Bank as the holder thereof, the Bank is authorized to sell participation interests in all or any portion of the Loan to other financial institutions (a “Participating Lender”) and GRMH, the Borrowers and the Guarantor agree that, subject to the terms of the agreements of participation, each Participating Lender will be entitled to rely on the terms of the Loan Documents as if the Participating Lender had been named as an original party to the Loan Documents.

14.2.	Notice Waiver. GRMH, the Borrowers and the Guarantor hereby waive all notice requirements in connection with any Default hereunder.

14.3.	Guaranties. Each of the Guaranties remains in full force and effect with respect to the Loan as described in this Agreement and evidenced by the Note.

14.4.	Supersession. This Agreement supersedes and replaces the Prior Agreement in its entirety. Any reference in any of the Loan Documents to the Prior Agreement will be deemed a reference to the applicable provisions of this Agreement.

14.5.	Cumulative Remedies. No failure on the part of the Bank to exercise and no delay in exercising any right hereunder will operate as a waiver thereof, nor will any single or partial exercise by the Bank of any right hereunder preclude any other or further right of exercise thereof or the exercise of any other right.

14.6.	Survival of Representations. All representations and warranties made herein will survive the making of the Loan hereunder and the delivery of the Loan Documents.

AMENDED AND RESTATED LOAN AGREEMENT	- 23 -

14.7.	Notices. Any notice, demand or communication required or permitted to be given by any provision of this Agreement will be in writing and will be deemed to have been given and received when delivered personally or by telefacsimile to the party designated to receive such notice, or on the date following the day sent by overnight courier, or on the third (3rd) business day after the same is sent by certified mail, postage and charges prepaid, directed to the following addresses or to such other or additional addresses as any party might designate by written notice to the other parties:

The Bank:	Arvest Bank
Attention: Mr. Bradley W. Krieger
5621 North Classen Boulevard
Oklahoma City, Oklahoma 73118
Fax: (405) 523-4126

with copy to:	Tom Blalock, Esquire
Commercial Law Group, P.C.
5520 North Francis Avenue
Oklahoma City, Oklahoma 73118
Fax: (405) 232-5553
GRMH and
Borrowers:	Graymark Healthcare, Inc.
Attention: Mr. Stanton Nelson
101 North Robinson, Suite 900
Oklahoma City, Oklahoma 73102
Fax: (405) 239-2258
with copy to:
Marcelo Puiggari, Esq.
General Counsel & VP Legal Services
Foundation HealthCare Affiliates, LLC
14000 N. Portland Ave., Suite 204
Oklahoma City, OK 73134
The Guarantor:
Mr. Stanton Nelson
101 North Robinson, Suite 900
Oklahoma City, Oklahoma 73102
Fax: (405) 239-2258

14.8.	Construction. The Loan Documents are intended to constitute contracts made under the laws of the State of Oklahoma and to be construed in accordance with the internal laws of said state. Nothing in this Agreement will be construed to constitute the Bank as a joint venturer with GRMH, any of the Borrowers or the Guarantor or to constitute a partnership. The descriptive headings of the paragraphs of this Agreement (except the terms defined in paragraph 1) are for convenience only and are not to be used in the construction of the content of this Agreement. This Agreement may be executed in multiple counterparts, each of which will constitute one agreement. The parties agree that any counterpart may be executed by facsimile signature and such facsimile signature will be deemed an original.

AMENDED AND RESTATED LOAN AGREEMENT	- 24 -

14.9.	Binding Effect. This Agreement will be binding on and will inure to the benefit of the Bank, GRMH, the Borrowers, and the Guarantor and their respective successors and assigns.

14.10.	No Third Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto and their respective successors and assigns, any rights or remedies under or by reason of this Agreement or to constitute such person a third party beneficiary of this Agreement.

14.11.	Assignment. Neither this Agreement, the Loan Documents nor the proceeds from the Loan will be assigned without the Bank’s prior written consent, and without such consent, there will be no right to designate a payee of the proceeds from the Loan.

14.12.	Time. Time is of the essence of this Agreement and each provision of the other Loan Documents.

14.13.	Severability. In case any one or more of the provisions contained in the Loan Documents should be invalid, illegal or unenforceable in any respect in any jurisdiction, the validity, legality and enforceability of such provision or provisions will not in any way be affected or impaired thereby in any other jurisdiction; and the validity, legality and enforceability of the remaining provisions contained herein and therein will not in any way be affected or impaired thereby.

14.14.	Verbal Change. The Loan Documents may not be amended, altered, modified or changed verbally, but only by an agreement in writing signed by the party against whom enforcement of any amendment, waiver, change, modification or discharge is sought.

14.15.	No Waiver. No advance of the proceeds from the Loan under any of the Loan Documents will constitute a waiver of any of the representations, warranties, conditions or covenants of GRMH, the Borrowers or the Guarantor under the Loan Documents. In the event GRMH, the Borrowers or the Guarantor is unable to satisfy any warranty, condition or covenant contained in the Loan Documents, no advance of the proceeds from the Loan will preclude the Bank from thereafter declaring such inability to be an event of Default.

AMENDED AND RESTATED LOAN AGREEMENT	- 25 -

14.16.	Application of Loan Proceeds. The Bank may apply the proceeds from the Loan under the Note to the satisfaction of any condition, warranty or covenant of the Borrowers under any of the Loan Documents, and any proceeds so applied will be considered as a part of the proceeds from the Loan advanced under the Note and will be secured by the Loan Documents.

AMENDED AND RESTATED LOAN AGREEMENT	- 26 -

Schedule “6.4”	-	Liens, Claims and Encumbrances
Schedule “6.5”	-	Taxes
Schedule “6.6”	-	Litigation

Exhibit “A”	-	Form of Collateral Assignment of Equity Interests
Exhibit “B”	-	Form of Collateral Assignment of Leases
Exhibit “C”	-	Form of Nelson Guaranty
Exhibit “D”	-	Form of Amended and Restated Promissory Note
Exhibit “E”	-	Form of Security Agreement
Exhibit “F”	-	Form of Account Control Agreement
Exhibit “G”	-	Form of Closing Agreement I and II
Exhibit “H”	-	Form of Compliance Certificate

[Signature Pages Follow]

AMENDED AND RESTATED LOAN AGREEMENT	- 27 -

SIGNATURE PAGE TO

SECOND AMENDED AND RESTATED LOAN AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement effective the date first above written.

BANK: ARVEST BANK, an Arkansas banking corporation

By:	/s/ Bradley W. Krieger
Bradley W. Krieger, Executive Vice President and Regional Manager

SIGNATURE PAGE TO

SECOND AMENDED AND RESTATED LOAN AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement effective the date first above written.

GRMH: GRAYMARK HEALTHCARE, INC., an Oklahoma corporation

By:	/s/ Stanton M. Nelson
Stanton M. Nelson, CEO

BORROWER: APOTHECARYRX LLC, an Oklahoma limited liability company
By:	Graymark Healthcare, Inc., an Oklahoma corporation, its Manager

	By:	/s/ Stanton M. Nelson
Stanton M. Nelson, CEO

BORROWER: SDC HOLDINGS, LLC, an Oklahoma limited liability company

By:	Graymark Healthcare, Inc., an Oklahoma corporation, its Manager

	By:	/s/ Stanton M. Nelson
Stanton M. Nelson, CEO

SIGNATURE PAGE TO

SECOND AMENDED AND RESTATED LOAN AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement effective the date first above written.

GUARANTOR:

/s/ STANTON M. NELSON
STANTON M. NELSON, individually

SCHEDULE “6.4”

Liens, Claims and Encumbrances

SCHEDULE “6.5”

Taxes

SCHEDULE “6.6”

Litigation